EXHIBIT 32
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          CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies in his capacity as an officer of North American Galvanizing & Coatings, Inc. (the "Company") that the Annual Report of the Company on Form 10-K for the year ended December 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and the results of operations of the Company.



                                    NORTH AMERICAN GALVANIZING & COATINGS, INC.
                                                  (Registrant)



                                    /s/ Ronald J. Evans
                                    -------------------------------------------
                                    Ronald J. Evans
                                    President and Chief Executive Officer
                                    (Principal Executive Officer)



                                    /s/ Paul R. Chastain
                                    -------------------------------------------
                                    Paul R. Chastain
                                    Vice President and Chief Financial Officer
                                    (Principal Financial Officer)

Date: March 26, 2004